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                                    EXHIBIT D

                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of IRSA Inversiones y Representaciones S.A. dated February 11, 2000 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  February 11, 2000

                                GEOSOR CORPORATION


                                By:   /S/ MICHAEL C. NEUS
                                      _________________________
                                      Michael C. Neus
                                      Assistant Secretary


                                GEORGE SOROS


                                By:   /S/ MICHAEL C. NEUS
                                      _______________________
                                      Michael C. Neus
                                      Attorney-in-Fact